SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             MAXIMUM DYNAMICS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Colorado
         (State or Other Jurisdiction of Incorporation or Organization)

                                   84-1556886
                                   ----------
                      (I.R.S. Employer Identification No.)

      2 North Cascade Avenue, Suite 1100, Colorado Springs, Colorado      80903
      --------------------------------------------------------------------------
      (Address of Principal Executive Offices)                        (Zip Code)

MPOS Services Agreement with Ernesto Angel, Jesus Romero, Victor Angel, Ruben Garduno, Raymond Ng Pan Hing, Derek Smith, Cassim Motala, and Lawrence Mavundula; Engineering Services Agreement with Johannes Clausen, Motsamai Nduna, and T'Christopher Gardner; Engineering Services Agreement with Edmund Pieterse, Israel I. Hernandez, J. Eduardo Martinez, Brian Wallis and Quinton Westhuizen; Unilogic services agreement with Franco Maccioni, Thobeka Mafuduka, Mpilo Mdakane, Terhorst-Davis, Troy Lynette, Rob Packham, Sooren Ramdenee, Vuyo Mkhize, Deon Katzen, Constance Locke; Sales Agent agreement with Dingindawo Paulus Shongwe, Mpumelelo Tshume, Sindiswa Mzamo, Andile Mbeki, Oliver Chifadza, Renier Richter, Shilela Malatjie, Philip Meyer, Andrew Shaun Bremer, Siza Mhlanga, Pam Grant, Marcus Otsile Mogakwe, D. Walter Mpanza, and Saneid Thwala; Sales agent agreement with Henry Jarrett, Luis Guiterrez, Michael Bennett, Cheng Chun Man, Zhu Ning, Jodi Richfield, Vernon Philander, Liesl Clarke, and Reunert Kharibe; Financial services agreement with Mike Hughes, Hannes Englebrecht, Anne Tunmer, and Mpho Mtimkulo; Resolution for payment of wages and services to Motsamai Nduna, Thobeka Mafuduka, Mpilo Mdakane, T'Christopher Gardener, Andrew Bremer, Liesl Clarke, Patricia Terhorst-Davis, Ernesto Angel, Victor Angel, Jesus Romero, Justin Kulik, Derek Anthony Smith, Mpumelelo Tshume, Sindiswa Mzamo, Sooren Ramdenee, Constance Locke, Mike Hughes, Hannes Englebrecht, Anne Tunmer, Mpho Mtimkulo, Tom Wise, Jodi Richfield, Luis Gutierrez, Michael Bennett, Henry Jarrett, Brian Wallis, Quinton Westhuizen, Stanley Boewer, Edmund Pieterse, Vernon Philander, Renert Kharibe, Israel I. Hernandez, J. Eduardo Martinez, Cheng Chun Man, and Zhu Ning.
                             (Full Title of Plans)

                                   Eric Majors
                                   -----------
      2 North Cascade Avenue, Suite 1100, Colorado Springs, Colorado 80903
      --------------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                 (719) 381-1728
                                 --------------
          (Telephone Number, including Area Code, of Agent for Service)

                                                    CALCULATION OF REGISTRATION FEE
========================== ========================= ========================= ===================== ===================
   Title of securities              Amount               Proposed maximum        Proposed maximum        Amount of
    to be registered                to be                 offering price            aggregate         registration fee
                                registered(1) per share(2) offering price
-------------------------- ------------------------- ------------------------- --------------------- -------------------
      Common Stock,
      no par value            6,895,000 shares               $0.23                $1,585,850.00            $200.93
========================== ========================= ========================= ===================== ===================

(1) Consists of shares issued pursuant to Agreements to the following: MPOS Services Agreement with Ernesto Angel, Jesus Romero, Victor Angel, Ruben Garduno, Raymond Ng Pan Hing, Derek Smith, Cassim Motala, and Lawrence Mavundula; Engineering Services Agreement with Johannes Clausen, Motsamai Nduna, and T'Christopher Gardner; Engineering Services Agreement with Edmund Pieterse, Israel I. Hernandez, J. Eduardo Martinez, Brian Wallis and Quinton Westhuizen; Unilogic services agreement with Franco Maccioni, Thobeka Mafuduka, Mpilo Mdakane, Terhorst-Davis, Troy Lynette, Rob Packham, Sooren Ramdenee, Vuyo Mkhize, Deon Katzen, Constance Locke; Sales Agent agreement with Dingindawo Paulus Shongwe, Mpumelelo Tshume, Sindiswa Mzamo, Andile Mbeki, Oliver Chifadza, Renier Richter, Shilela Malatjie, Philip Meyer, Andrew Shaun Bremer, Siza Mhlanga, Pam Grant, Marcus Otsile Mogakwe, D. Walter Mpanza, and Saneid Thwala; Sales agent agreement with Henry Jarrett, Luis Guiterrez, Michael Bennett, Cheng Chun Man, Zhu Ning, Jodi Richfield, Vernon Philander, Liesl Clarke, and Reunert

Kharibe; Financial services agreement with Mike Hughes, Hannes Englebrecht, Anne Tunmer, and Mpho Mtimkulo; Resolution for payment of wages and services to Motsamai Nduna, Johannes Clausen, Thobeka Mafuduka, Mpilo Mdakane, T'Christopher Gardener, Andrew Bremer, Liesl Clarke, Patricia Terhorst-Davis, Ernesto Angel, Victor Angel, Jesus Romero, Justin Kulik, Derek Anthony Smith, Mpumelelo Tshume, Sindiswa Mzamo, Sooren Ramdenee, Constance Locke, Mike Hughes, Hannes Englebrecht, Anne Tunmer, Mpho Mtimkulo, Tom Wise, Jodi Richfield, Luis Gutierrez, Michael Bennett, Henry Jarrett, Brian Wallis, Quinton Westhuizen, Stanley Boewer, Edmund Pieterse, Vernon Philander, Renert Kharibe, Israel I. Hernandez, J. Eduardo Martinez, Cheng Chun Man, and Zhu Ning.

(2) Estimated solely for the purpose of estimating the registration fee pursuant to Rule 457(c) promulgated pursuant to the Securities Act of 1933, on the basis of the average of the bid and ask price of the Registrant's Common Stock as reported on the Over The Counter Bulletin Board on February 26, 2004.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.
--------------------------

The Registrant is offering the following shares of its common stock to the following individuals for their services performed on the Registrant's behalf. The issuance of these shares are being made pursuant to certain administrative services, advisory board services, business development services, consulting services, engineering services, financial consulting services, MPOS services, MPOS/TagNet engineering, sales & financial consulting services; outsourced administrative services and wage/employment agreements (the "Agreements") adopted by the Board of Directors on January 20, 2004. The Board has equated the number of these shares to the value of the services provided by these individuals. The shares issued hereunder will not be subject to any resale restrictions. The Agreements are not qualified under ERISA. The following individuals will receive the number of shares listed next to their names in exchange for the specific services listed:

-------------------------------- -------------- ------------------------------------------------------
Recipient                           Amount                        Type of Services
-------------------------------- -------------- ------------------------------------------------------
Patricia Terhorst-Davis             10,000                     Administrative services
-------------------------------- -------------- ------------------------------------------------------
Thobeka Mafuduka                    20,000                 Infrastructure development and
operations------------------------------------- ------------------------------------------------------
Motsamai Nduna                      50,000           Sales & development of Technology Solutions
-------------------------------- -------------- ------------------------------------------------------
Johannes Clausen                    50,000                              Wages
-------------------------------- -------------- ------------------------------------------------------
Mpilo Mdakane                       20,000                              Wages
-------------------------------- -------------- ------------------------------------------------------
Tchris Gardner                      25,000         Sales & development of Technology Solutions
-------------------------------- -------------- ------------------------------------------------------
Andrew Bremer                       50,000                    Account management and sales
-------------------------------- -------------- ------------------------------------------------------
Ernesto Angel                      1,500,000              MPOS/TagNet product launch in S. Amer
-------------------------------- -------------- ------------------------------------------------------
Victor Angel                        100,000               MPOS/TagNet product launch in Lat. Amer.
-------------------------------- -------------- ------------------------------------------------------
Jesus Romero                        400,000              MPOS/TagNet product launch in S. Amer.
-------------------------------- -------------- ------------------------------------------------------
Justin Kulik                        100,000                 Financial consulting services
-------------------------------- -------------- ------------------------------------------------------
Derek Anthony Smith                 300,000          MPOS/TagNet business development in China s
-------------------------------- -------------- ------------------------------------------------------
Mpumelelo Tshume                    200,000                    Business networking/introductions
----------------------------------------------- ------------------------------------------------------
Sindiswa Mzamo                      100,000                    Business networking/introductions
-------------------------------- -------------- ------------------------------------------------------
Sooren Ramdenee                     100,000                    MPOS Business development in Kenya
-------------------------------- -------------- ------------------------------------------------------
Constance B Locke                  1,500,000           Infrastructure development and operations
-------------------------------- -------------- ------------------------------------------------------
Mike Hughes                         100,000                     Village banking initiative
-------------------------------- -------------- ------------------------------------------------------
Hannes Englebrecht                  100,000                     Village banking initiative
-------------------------------- -------------- ------------------------------------------------------
Anne Tunmer                          50,000                     Village banking initiative
-------------------------------- -------------- ------------------------------------------------------
Mpho Mtimkulo                        50,000                     Village banking initiative
-------------------------------- -------------- ------------------------------------------------------
Tom Wise                            200,000                        Business development
-------------------------------- -------------- ------------------------------------------------------
Jodi Richfield                      100,000             Volunteer and intern program manag.
-------------------------------- -------------- ------------------------------------------------------
Luis Gutierrez                      100,000            Project management and admin services
-------------------------------- -------------- ------------------------------------------------------
Michael Bennett                     100,000           Project management and admin services
-------------------------------- -------------- ------------------------------------------------------
Henry Jarrett                       100,000            Project management and admin services
-------------------------------- -------------- ------------------------------------------------------
Brian Wallis                        100,000           Software engineering and VIOP appls.
-------------------------------- -------------- ------------------------------------------------------
Quinton Westhuizen                  100,000            Wireless site studies and implentation
-------------------------------- -------------- ------------------------------------------------------
Stanley Bouwer                      100,000            Wireless engineering, R&D, & procurement
-------------------------------- -------------- ------------------------------------------------------
Edmund Pieterse                     100,000            MPOS programming and certification
-------------------------------- -------------- ------------------------------------------------------
Vernon Philander                    100,000              Security and logistics services
------------------------------------------------------------------------------------------------------
Liesl Clark                          20,000                  Bookkeeping and admin services
-------------------------------- -------------- ------------------------------------------------------
Reunert Kharibe                      50,000              Business development TagNet/MPOS
-------------------------------- -------------- ------------------------------------------------------
Israel I. Hernandez .               100,000             MPOS programming and certification
-------------------------------- -------------- ------------------------------------------------------
J. Eduardo Martinez                 100,000               MPOS programming and certification
-------------------------------- -------------- ------------------------------------------------------
Cheng Chun Man                      300,000                     Business development
-------------------------------- -------------- ------------------------------------------------------
Zhu Ning                            300,000                     Business development
-------------------------------- -------------- ------------------------------------------------------
Total                              6,895,000
-------------------------------- -------------- ------------------------------------------------------

The administrative services, advisory board services, business development services, consulting services, engineering services, financial consulting services, MPOS services, MPOS/TagNet engineering, sales & financial consulting services; outsourced administrative services and wages for which these shares are being issued are not in connection with any offer or sale of securities in a capital raising transaction and does not directly or indirectly promote or maintain a market for the securities of the Registrant.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN INFORMATION.
--------------------------------------------------------------

The participants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of this registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
------------------------------------------------

We incorporate the following documents by reference in this Registration
Statement:

         (a) Our latest Quarterly Report on Form 10-QSB for the period ended September 30, 2003, filed with the Securities and Exchange Commission on November 21, 2003;

         (b) Our Registration Statement on Form SB-2, file number 333-83348, filed on February 25, 2002 pursuant to Section 12 of the Exchange Act, and subsequent amendments, in which there is described the terms, rights and provisions applicable to our outstanding common stock; and

         (c) All other documents filed by the company after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.
----------------------------------

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
-----------------------------------------------

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
--------------------------------------------------

Our Bylaws and the Colorado Business Corporation Act provide for indemnification of directors and officers against certain liabilities. Pursuant to our Bylaws, our officers and directors are indemnified, to the fullest extent available under Colorado law, against expenses actually and reasonably incurred in connection with threatened, pending or completed proceedings, whether civil, criminal or administrative, to which an officer or director is, was or is threatened to be made a party by reason of the fact that he or she is or was one of our officers, directors, employees or agents. We may advance expenses in connection with defending any such proceeding, provided the indemnitee undertakes to repay any such amounts if it is later determined that he or she was not entitled to be indemnified by us.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
--------------------------------------------

Not applicable.

ITEM 8. EXHIBITS.
-----------------

3.1      Articles of Incorporation*
3.2      Bylaws*
3.3      Articles of Amendment to Articles of Incorporation*
4.1      MPOS Services Agreement
4.2      Engineering Services Agreement
4.3      Engineering Services Agreement
4.4      Unilogic Services Agreement
4.5      Sales Agent Agreement
4.6      Sales Agent Agreement
4.7      Financial Services Agreement
4.8      Board Resolution to issue shares in lieu of wages
5        Opinion of MC Law Group
23.1     Consent of MC Law Group**
23.2     Consent of Cordovano & Honeck, P.C.

* Previously filed as exhibits to Registration Statement on Form SB-2 filed on February 25, 2002. **Contained in its opinion filed as Exhibit 5 to this Registration Statement.

ITEM 9. UNDERTAKINGS.
---------------------

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) to specify in the prospectus any facts or events occurring after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information specified in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be specified in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; provided, however, that paragraphs (1)(i) and
(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is specified in periodic reports filed by the Company pursuant to the provisions of Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purpose of determining any liability pursuant to the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The company hereby undertakes that, for purposes of determining any liability pursuant to the Securities Act, each filing of the company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising pursuant to the Securities Act may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

The company, as the registrant hereunder, and each person whose signature appears below, hereby appoints Eric Majors as attorney-in-fact, with full power of substitution, to execute, in the name and on behalf of the company and on behalf of each person, individually and in each capacity stated below, one or more post-effective amendments to this Registration Statement as the attorney-in-fact, and to file any such post-effective amendments to this Registration Statement with the Securities and Exchange Commission.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the company certifies it has reasonable grounds to believe that the company satisfies all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, Colorado, on this 27th day of February 2004.

MAXIMUM DYNAMICS, INC.,
a Colorado corporation

/s/ Eric Majors
--------------------------------------
Eric Majors
President, Chief Executive Officer and
Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 27, 2004, who are the directors of the Registrant's board of directors and who shall administer and enforce the Agreements with the above named individuals.


/s/ Eric Majors
--------------------------------------
Eric Majors
President, Chief Executive Officer and
Director

/s/ Joshua Wolcott
--------------------------------------
Joshua Wolcott
Chief Financial Officer and
Director

/s/ Paul Stabnow
--------------------------------------
Paul Stabnow
Chief Technical Officer and
Director